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                                   EXHIBIT 99


                    COMMERCIAL NATIONAL FINANCIAL CORPORATION
                             THIRD QUARTER EARNINGS




ITHACA, MICHIGAN, NOVEMBER 29, 2004



Jeffrey S. Barker, President and CEO of Commercial Bank and its holding company, Commercial National Financial Corporation, announced that earnings for the third quarter of 2004 were $762,000. Year to date earnings are $2,001,000 compared to $1,587,000 for the first nine months of 2003.

For the first nine months of 2004 return on average equity was 10.79% compared to 8.75% for 2003, while return on average assets was 1.10% compared to .89% for the same period in 2003.

Commercial Bank with total assets of $244,000,000 operates full service banking offices in Alma, Greenville, Ithaca, Middleton, Mount Pleasant, Pompeii and St. Louis.



Contact:

Daniel E. Raleigh
Vice President
989-875-5504